EXHIBIT 10.17

                              EMPLOYMENT AGREEMENT

         This Employment Agreement (the "Agreement") is entered into as of November 12, 1998, by and between Manuel A. Fernandez, an individual ("Executive") and Gartner Group, Inc., a Delaware corporation (the "Company").

                                    Recitals

         A. Executive is currently Chairman of the Board and Chief Executive Officer of the Company. Executive has served as Chief Executive Officer since April 1991 and as Chairman of the Board since April 1994, and also served as President of the Company from January 1991 to September 30, 1997. The parties have previously agreed that Executive shall cease to serve as Chief Executive Officer of the Company commencing December 31, 1998.

         B. The Company and Executive have previously entered into an Employment Agreement dated as of February, 1998, as modified by the Addendum thereto dated August 24, 1998 (the "Prior Agreement"). The Company and Executive desire to amend the Prior Agreement as provided herein.

         C. The Company and Executive desire to provide for Executive's continued employment with the Company upon and subject to the terms and conditions set forth herein.

                                    Agreement

         Therefore, in consideration of the mutual covenants contained herein, the parties hereby agree as follows:

         1. Employment. Executive will continue to serve as Chairman and Chief Executive Officer of the Company until December 31, 1998, and thereafter shall continue to serve the Company as Chairman of the Board through the remainder of the Employment Term specified in Section 3. Executive will report to the Board of Directors and will render such services consistent with the respective foregoing roles as the Board of Directors may from time to time direct.

         2. Board of Directors. During the Employment Term, the Company shall include Executive on the Company's slate of nominees to be elected to the Board of Directors of the Company at each annual meeting of stockholders of the Company, shall use its best efforts to cause Executive to be elected to the Board of Directors at such meetings, and if elected shall use its best efforts to cause Executive to continue to serve on the Board of Directors until Executive's successor is duly elected and qualified. Upon termination of the Employment Term for any reason, Executive shall promptly resign as a director of the Company.

         3. Term. The employment of Executive pursuant to this Agreement shall continue through October 1, 2000 (the "Employment Term"), unless extended or earlier terminated as provided in this Agreement. Following such initial term, the Agreement may be extended for additional annual terms
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by the written consent of Executive and the Company not less than sixty (60)
days prior to the end of the initial term or any renewal term.

         4. Salary. As compensation for the services rendered by Executive under this Agreement, the Company shall pay to Executive a base salary initially equal to $33,333.33 per month ("Base Salary") for fiscal 1999, payable to Executive on a monthly basis in accordance with the Company's payroll practices as in effect from time to time during the Employment Term. The Base Salary shall be subject to annual adjustments by the Board of Directors of the Company or the Compensation Committee of the Board of Directors, in the sole discretion of the Board or such Committee.

         5. Bonus. In addition to his Base Salary, Executive shall be entitled to participate in the Company's executive bonus program. The annual target bonus shall be established by the Board of Directors or its Compensation Committee, in the discretion of the Board or such Committee, and shall be payable based on achievement of specified Company and individual objectives. Executive's target bonus for the fiscal year ending September 30, 1999 has previously been set at a minimum bonus of $400,000, with a maximum bonus of $800,000.

         6. Executive Benefits.

            (a) Employee and Executive Benefits. Executive will be entitled to receive all benefits provided to executives and employees of the Company generally from time to time, including medical, dental, life insurance and long-term disability, and the executive split-dollar life insurance and executive disability plan, as well as Executive's auto benefit program (with the full cost of operation not to exceed $15,000 per year) so long as and to the extent the same exist; provided, that in respect to each such plan Executive is otherwise eligible and insurable in accordance with the terms of such plans.

            (b) Vacation, Sick Leave and Holidays. Executive shall be entitled to vacation, sick leave and vacation in accordance with the policies of Gartner and its subsidiaries as they exist from time to time. Executive understands that under the current policy he will receive four (4) weeks vacation per calendar year. Vacation which is not used during any calendar year will not roll over to the following year.

         7. Severance Benefits.

            (a) At Will Employment. Executive's employment shall be "at will." Either the Company or Executive may terminate this agreement and Executive's employment at any time, with or without Business Reasons (as defined in Section 8(a) below), in its or his sole discretion, upon sixty (60) days' prior written notice of termination.

            (b) Involuntary Termination. If during the term of this Agreement the Company terminates the employment of Executive involuntarily and without Business Reasons or a Constructive Termination occurs, then Executive shall be entitled to receive the following: (A) salary and vacation accrued through the Termination Date plus continued salary for a period of three (3) years following the Termination Date (one (1) year in the case of any such termination within one (1) year following a Change in Control to which Section 7(c) applies), payable in accordance with the Company's regular payroll schedule as in effect from time to time, (B) at the Termination Date, 100% of Executive's target


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bonus for the fiscal year in which the Termination Date occurs (plus any unpaid bonus from the prior fiscal year), (C) following the end of the fiscal year in which the Termination Date occurs and management bonuses have been determined, a pro rata share (based on the proportion of the fiscal year during which Executive remained an employee of the Company) of the bonus that would have been payable to Executive under the bonus plan in excess of 100% of Executive's target bonus for the fiscal year, (D) following the end of the first fiscal year following the fiscal year in which the Termination Date occurs, 100% of Executive's target bonus for such following fiscal year (or, if the target bonus for such year was not previously set, then 100% of Executive's target bonus for the fiscal year in which the Termination Date occurred), (E) acceleration in full of vesting of all outstanding stock options, TARPs and other equity arrangements subject to vesting and held by Executive (and in this regard, all options and other exercisable rights held by Executive shall remain exercisable for ninety (90) days following the Termination Date (or such longer period as may be provided in the applicable plan or agreement), (F) continuation of group health benefits pursuant to the Company's standard programs as in effect from time to time (or continuation by the Company of substantially similar group health benefits as in effect at the Termination Date, through a third party carrier, at the Company's election) for Executive, his spouse and any children for so long as they are under the age of 19 (25, if a full time student) and until such time as Executive reaches the age of 55, (G) continuation of Executive's auto benefits for one year following the Termination Date, (H) in the event of an involuntary termination without Business Reason or a Constructive Termination, which in either such case occurs within twelve (12) months following a Change in Control, forgiveness by the Company of all outstanding principal and interest due to the Company under indebtedness incurred by Executive to purchase shares of capital stock of the Company, and
(I) no other compensation, severance or other benefits. Notwithstanding the foregoing, however, the Company shall not be required to continue to pay the salary or bonus specified in clauses (A), (B), (C) or (D) hereof for any period following the Termination Date if Executive violates the noncompetition agreement set forth in Section 12 during the three (3) year period following the Termination Date.

            (c) Change in Control. If during the term of this Agreement a "Change in Control" occurs, then Executive shall be entitled to receive the following: (A) salary and vacation accrued through the Termination Date plus an amount equal to three (3) years of Executive's salary as then in effect, payable immediately upon the Change in Control, (B) an amount equal to three times Executive's maximum target bonus for the fiscal year in which the Change in Control occurs (as well as any unpaid bonus from the prior fiscal year), all payable immediately upon the Change in Control, (C) acceleration in full of vesting of all outstanding stock options, TARPs and other equity arrangements subject to vesting and held by Executive (and in this regard, all options and other exercisable rights held by Executive shall remain exercisable for ninety
(90) days following any termination of employment of Executive (or such longer period as may be provided in the applicable plan or agreement)), (D) continuation of group health benefits pursuant to the Company's standard programs as in effect from time to time (or continuation by the Company of substantially similar group health benefits as in effect at the Termination Date, through a third party carrier, at the Company's election) for Executive, his spouse and any children for so long as they are under the age of 19 (25, if a full time student) and until such time as Executive reaches the age of 55, (E) continuation of Executive's auto benefits for one year following the Termination Date, (F) forgiveness by the Company of all outstanding principal and interest due to the Company under indebtedness incurred by Executive to purchase shares of capital stock of the Company, and (G) no other compensation, severance or other benefits. Notwithstanding the foregoing, however, if Executive violates the non-competition agreement set forth in Section 12 during the three


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(3) year period following the Termination Date, Executive shall be obligated to repay to the Company any amounts previously received pursuant to clauses (A) and
(B) hereof, to the extent the same correspond to any period following the Termination Date during which the non-competition agreement is violated. Upon a Change in Control, Executive may elect, in his sole discretion, (i) not to receive all or any portion of any cash payment provided herein, or to defer all or any portion of any such payment to one or more payment tranches over a period of up to 3 years, (ii) not to have all or any portion of indebtedness forgiven or to defer such forgiveness or any portion thereof to one or more forgiveness tranches over a period of up to 3 years, and/or (iii) not to have all or any portion of vesting restrictions lapse, in each such case in order to avoid or limit any "parachute payment" under Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended.

            (d) Termination for Disability. If during the term of this Agreement Executive shall become unable to perform his duties as an employee as a result of incapacity, which gives rise to termination of employment for Disability, then Executive shall be entitled to receive the following: (A) salary and vacation accrued through the Termination Date plus continued salary for a period of three (3) years following the Termination Date, payable in accordance with the Company's regular payroll schedule as in effect from time to time, (B) at the Termination Date, 100% of Executive's target bonus for the fiscal year in which the Termination Date occurs (plus any unpaid bonus from the prior fiscal year), (C) following the end of the fiscal year in which the Termination Date occurs and management bonuses have been determined, any bonus that would have been payable to Executive under the bonus plan in excess of Executive's target bonus, (D) acceleration in full of vesting of all outstanding stock options held by Executive (and in this regard, all options held by Executive shall remain exercisable for ninety (90) days following the Termination Date (or such longer period as may be provided in the applicable option plan or agreement)), (E) continuation of group health benefits pursuant to the Company's standard programs as in effect from time to time (or continuation by the Company of substantially similar group health benefits as in effect at the Termination Date, through a third party carrier, at the Company's election), for Executive, his spouse and any children for so long as they are under the age of 19 (25, if a full time student) and until such time as Executive reaches the age of 55, (F) all other employee benefits specified in
Section 6 until three years following the Termination Date, (G) forgiveness by the Company of all outstanding principal and interest due to the Company under indebtedness incurred by Executive to purchase shares of capital stock of the Company, and (H) no other compensation, severance or other benefits. Notwithstanding the foregoing, however, the Company may deduct from the salary specified in clause (A) hereof the amount of any payments then received by Executive under any disability benefit program maintained by the Company.

            (e) Voluntary Termination or Involuntary Termination for
Business Reasons. If (i) Executive voluntarily terminates his employment, or
(ii) Executive is terminated involuntarily for Business Reasons, then in any such event Executive or his representatives shall be entitled to receive the following: (A) salary and accrued vacation through the Termination Date only,
(B) the right to exercise all stock options held by Executive for thirty (30) days following the Termination Date (or such longer period as may be provided in the applicable stock option plan or agreement), but only to the extent vested as of the Termination Date, (C) to the extent COBRA shall be applicable to the Company, continuation of group health plan benefits for a period of 18 months (or such longer period as may be applicable under the Company's policies then in effect) following the Termination Date if Executive makes the appropriate conversion and payments, and (D) no further severance, benefits or other compensation.


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            (f) Termination Upon Death. If Executive's employment is
terminated because of death, then Executive's representatives shall be entitled to receive the following: (A) salary and vacation accrued through the Termination Date, (B) a pro rata share of Executive's target bonus for the year in which death occurs, based on the proportion of the fiscal year during which Executive remained an Employee of the Company (plus any unpaid bonus from the prior fiscal year), (C) acceleration in full of vesting of all outstanding stock options held by Executive (and in this regard, all options held by Executive shall remain exercisable for ninety (90) days following the Termination Date (or such longer period as may be provided in the applicable option plan or agreement)), (D) continuation of group health benefits pursuant to the Company's standard programs as in effect from time to time (or continuation by the Company of substantially similar group health benefits as in effect at the Termination Date, through a third party carrier, at the Company's election), for Executive's spouse and any children for so long as they are under the age of 19 (25, if a full time student), (E) any benefits payable to Executive or his representatives upon death under insurance or other programs maintained by the Company for the benefit of the Executive, (F) forgiveness by the Company of all outstanding principal and interest due to the Company under indebtedness incurred by Executive to purchase shares of capital stock of the Company, and (G) no further benefits or other compensation.

            (g) Exclusivity. The provisions of this Section 7 are intended to be and are exclusive and in lieu of any other rights or remedies to which Executive or the Company may otherwise be entitled, either at law, tort or contract, in equity, or under this Agreement, in the event of any termination of Executive's employment. Executive shall be entitled to no benefits, compensation or other payments or rights upon termination of employment other than those benefits expressly set forth in paragraph (b), (c), (d), (e) or (f) of this
Section 7, whichever shall be applicable.

         8. Definition of Terms. The following terms referred to in this Agreement shall have the following meanings:

            (a) Business Reasons. "Business Reasons" means (i) gross negligence, willful misconduct or other willful malfeasance by Executive in the performance of his duties, (ii) Executive's commission of a felony or other offense involving moral turpitude, (iii) Executive's material breach of this Agreement, including without limitation any repeated breach of Sections 9 through 12 hereof.

                  (b) Disability. "Disability" shall mean that Executive has been unable to perform his duties as an employee as the result of his incapacity due to physical or mental illness, and such inability, at least 26 weeks after its commencement, is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to Executive or Executive's legal representative (such Agreement as to acceptability not to be unreasonably withheld). Termination resulting from Disability may only be effected after at least sixty (60) days written notice by the Company of its intention to terminate Executive's employment. In the event that Executive resumes the performance of substantially all of his duties hereunder before the termination of his employment becomes effective, the notice of intent to terminate shall automatically be deemed to have been revoked.

            (c) Termination Date. "Termination Date" shall mean (i) if this Agreement is terminated on account of death, the date of death; (ii) if this Agreement is terminated for Disability, the date specified in Section 8(b);
(iii) if this Agreement is terminated by the Company, the date on which a notice of termination is given to Executive; (iv) if the Agreement is terminated by Executive, the date


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on which Executive delivers the notice of termination to the Company; or (v) if this Agreement expires by its terms, then the last day of the term of this Agreement.

            (d) Constructive Termination. A "Constructive Termination" shall be deemed to occur if (A)(1) Executive's position changes as a result of an action by the Company such that (i) prior to December 31, 1998 Executive shall no longer be President and Chief Executive Officer of the Company, (ii) after January, 1999 and prior to the end of the Employment Term Executive shall no longer be Chairman of the Board of the Company, or (iii) Executive shall no longer report directly to the Company's Board of Directors, (2) Executive is required to relocate his place of employment, other than a relocation within fifty (50) miles of Executive's current Connecticut home or a relocation to the San Francisco Bay Area or South Florida, or (3) there is a reduction of more than 20% of Executive's base salary or target bonus (other than any such reduction consistent with a general reduction of pay across the executive staff as a group, as an economic or strategic measure due to poor financial performance by the Company) and (B) within the thirty (30) day period immediately following such material adverse change or reduction Executive elects to terminate his employment voluntarily.

            (e) Change in Control. A "Change in Control" shall be deemed to have occurred if:

                (i) any "Person," as such term is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than (A) the Company, (B) IMS Health, Inc., a Delaware corporation, or any wholly-owned subsidiary of IMS Health, Inc. (collectively, "IMS"), until IMS shall cease to be the "Beneficial Owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least 15% of the combined voting power of the Company's then-outstanding securities, (C) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or IMS, or (D) any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), becomes the "Beneficial Owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then-outstanding securities; provided that, in the case of any Person which (i) has filed and has in effect a report of beneficial ownership on Schedule 13-G in which such Person is reported as a "passive" investor for the purpose of such Schedule 13-G, for so long as such person continues to be a passive investor thereunder in the Company, (ii) is the Beneficial Owner of less than 15% of the combined voting power of the outstanding securities of the Company immediately prior to the Proposed Recapitalization (defined below) and immediately prior to the Proposal Spinoff (defined below), (iii) is the Beneficial Owner of less than 15% of the combined voting power of the outstanding securities of IMS Health, Inc. immediately prior to the Proposed Recapitalization and immediately prior to the Proposed Spinoff, and (iv) acquires more than 15% but less than [20%] of the combined voting power of the Company's then-outstanding securities solely by virtue of the Proposed Recapitalization and Proposed Spinoff, then a Change in Control shall not be deemed to occur so long as (i) such Person remains a passive investor in the Company under Schedule 13-G and (ii) such Person beneficially owns shares in the Company representing no more than the combined voting power of the outstanding securities of the Company beneficially owned by such Person immediately following the Proposed Spinoff plus [five percent (5%)];

                (ii) during any period of twenty-four months (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the


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Board, and any new director (other than (A) a director nominated by a Person who has entered into an agreement with the Company to effect a transaction described in Section (8)(e)(i), (iii) or (iv) hereof, (B) a director nominated by any Person (including the Company) who publicly announces an intention to take or to consider taking actions (including, but not limited to, an actual or threatened proxy contest) which if consummated would constitute a Change in Control or (C) a director nominated by any Person who is the Beneficial Owner, directly or indirectly, of securities of the Company representing 10% or more of the combined voting power of the Company's securities) whose election by the Board or nomination for election by the Company's stockholders was approved in advance by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at lease a majority thereof;

                (iii) the   stockholders  of  the  Company  approve  any
transaction or series of transactions under which the Company is merged or consolidated with any other company, other than a merger or consolidation (A) which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 66 2/3% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation and (B) after which no Person holds 20% or more of the combined voting power of the then-outstanding securities of the Company or such surviving entity;

                (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets; or

                (v) the Board adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.

         A transfer of shares of stock of the Company from IMS to an affiliated company, subsidiary or spin-off entity of IMS, or the reduction in ownership of capital stock of the Company by IMS by means of a spin-off of such shares to IMS stockholders or sales of shares into the public market, shall not alone be deemed to meet the requirements of clause (8)(e)(i) hereof.

         For the purposes hereof, the "Proposed Recapitalization" refers to the proposed recapitalization by the Company of its outstanding equity securities in which a new class of Class B Common Stock having special voting rights will be created and issued to IMS in exchange for the shares of Class A Common Stock of the Company held by IMS, and the "Proposed Spinoff" refers to the proposed spinoff by IMS to its shareholders on a tax-free basis of a significant portion of the shares of Company Common Stock owned by IMS.


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         9. Confidential Information.

            (a) Executive acknowledges that the Confidential Information
(as defined below) relating to the business of the Company and its subsidiaries which Executive has obtained or will obtain during the course of his association with the Company and subsidiaries and his performance under this Agreement are the property of the Company and its subsidiaries. Executive agrees that he will not disclose or use at any time, either during or after the Employment period, any Confidential Information without the written consent of the Board of Directors of the Company. Executive agrees to deliver to the Company at the end of the Employment period, or at any other time that the Company may request, all memoranda, notes, plans, records, documentation and other materials (and copies thereof) containing Confidential Information relating to the business of the Company and its subsidiaries, no matter where such material is located and no matter what form the material may be in, which Executive may then possess or have under his control. If requested by the Company, Executive shall provide to the Company written confirmation that all such materials have been delivered to the Company or have been destroyed. Executive shall take all appropriate steps to safeguard Confidential Information and to protect it against disclosure, misuse, espionage, loss and theft.

            (b) "Confidential Information" shall mean information which is not generally known to the public and which is used, developed, or obtained by the Company or its subsidiaries relating to the businesses of any of the Company and its subsidiaries or the business of any customer thereof including, but not limited to: products or services; fees, costs and pricing structure; designs; analyses; formulae; drawings; photographs; reports; computer software, including operating systems, applications, program listings, flow charts, manuals and documentation; databases; accounting and business methods; inventions and new developments and methods, whether patentable or unpatentable and whether or not reduced to practice; all copyrightable works; the customers of any of the Company and its subsidiaries and the Confidential Information of any customer thereof; and all similar and related information in whatever form. Confidential Information shall not include any information which (i) was rightfully known by Executive prior to the Employment Period; (ii) is publicly disclosed by law or in response to an order of a court or governmental agency; (iii) becomes publicly available through no fault of Executive or (iv) has been published in a form generally available to the public prior to the date upon which Executive proposes to disclose such information. Information shall not be deemed to have been published merely because individual portions of the information have been separately published, but only if all the material features comprising such information have been published in combination.

        10. Inventions and Patents. In the event that Executive, as a part of Executive's activities on behalf of the Company, generates, authors or contributes to any invention, new development or method, whether or not patentable and whether or not reduced to practice, any copyrightable work, any trade secret, any other Confidential Information, or any information that gives any of the Company and its subsidiaries an advantage over any competitor, or similar or related developments or information related to the present or future business of any of the Company and its subsidiaries (collectively "Developments and Information"), Executive acknowledges that all Developments and Information are the exclusive property of the Company. Executive hereby assigns to the Company, its nominees, successors or assigns, all rights, title and interest to Developments and Information. Executive shall cooperate with the Company's Board of Directors to protect the interests of the Company and its subsidiaries in Developments and Information. Executive shall execute and file any document related to any Developments and Information requested by the Company's Board of Directors including applications,


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powers of attorney, assignments or other instruments which the Company's Board of Directors deems necessary to apply for any patent, copyright or other proprietary right in any and all countries or to convey any right, title or interest therein to any of the Company's nominees, successors or assigns.

        11. No Conflicts.

            (a) Executive agrees that in his individual capacity he will not enter into any agreement, arrangement or understanding, whether written or oral, with any supplier, contractor, distributor, wholesaler, sales representative, representative group or customer, relating to the business of the Company or any of its subsidiaries, without the express written consent of the Board of Directors of the Company.

            (b) As long as Executive is employed by the Company or any of its subsidiaries, Executive agrees that he will not, except with the express written consent of the Board of Directors of the Company, become engaged in, render services for, or permit his name to be used in connection with, any business other than the business of the Company, any of its subsidiaries or any corporation or partnership in which the Company or any of its subsidiaries have an equity interest.

        12. Non-Competition Agreement.

            (a) Executive acknowledges that his services are of a special, unique and extraordinary value to the Company and that he has access to the Company's trade secrets, Confidential Information and strategic plans of the most valuable nature. Accordingly, Executive agrees that for the period of three
(3) years following the Termination Date, Executive shall not directly or indirectly own, manage, control, participate in, consult with, render services for, or in any manner engage in any business competing with the businesses of the Company or any of its subsidiaries as such businesses exist or are in process of development on the Termination Date, including without limitation the publication of periodic research and analysis of the information technology industries. Nothing herein shall prohibit Executive from being a passive owner of not more than 1% of the outstanding stock of any class of a corporation which is publicly traded, so long as Executive has no active participation in the business of such corporation.

            (b) In addition, for a period of three (3) years commencing on the Termination Date, Executive shall not (i) induce or attempt to induce any employee of the Company or any subsidiary to leave the employ of the Company or such subsidiary, or in any way interfere with the relationship between the Company or any subsidiary and any employee thereof, (ii) hire directly or through another entity any person who was an employee of the Company or any subsidiary at any time during the Employment Period, or (iii) induce or attempt to induce any customer, supplier, licensee or other business relation of the Company or any subsidiary to cease doing business with the Company or such subsidiary, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company or any subsidiary.

            (c) Executive agrees that these restrictions on competition and solicitation shall be deemed to be a series of separate covenants not-to-compete and a series of separate non-solicitation covenants for each month within the specified periods, separate covenants not-to-compete and non-


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solicitation covenants for each state within the United States and each country in the world, and separate covenants not-to-compete for each area of competition. If any court of competent jurisdiction shall determine any of the foregoing covenants to be unenforceable with respect to the term thereof or the scope of the subject matter or geography covered thereby, such remaining covenants shall nonetheless be enforceable by such court against such other party or parties or upon such shorter term or within such lesser scope as may be determined by the court to be enforceable.

            (d) Because Executive's services are unique and because
Executive has access to Confidential Information and strategic plans of the Company of the most valuable nature, the parties agree that the covenants contained in this Section 12 are necessary to protect the value of the business of the Company and that a breach of any such covenant would result in irreparable and continuing damage for which there would be no adequate remedy at law. The parties agree therefore that in the event of a breach or threatened breach of this Agreement, the Company or its successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof.

        13. Miscellaneous Provisions.

            (a) Notice. Notices and all other communications contemplated by this Agreement shall be in writing, shall be effective when given, and in any event shall be deemed to have been duly given (i) when delivered, if personally delivered, (ii) three (3) business days after deposit in the U.S. mail, if mailed by U.S. registered or certified mail, return receipt requested, or (iii) one (1) business day after the business day of deposit with Federal Express or similar overnight courier, if so delivered, freight prepaid. In the case of Executive, notices shall be addressed to him at the home address which he most recently communicated to the Company in writing. In the case of the Company, notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Corporate Secretary.

            (b) Notice of Termination. Any termination by the Company or Executive shall be communicated by a notice of termination to the other party hereto given in accordance with paragraph (a) hereof. Such notice shall indicate the specific termination provision in this Agreement relied upon.

            (c) Successors.

                (i) Company's Successors. Any successor to the Company (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets shall be entitled to assume the rights and shall be obligated to assume the obligations of the Company under this Agreement and shall agree to perform the Company's obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the term "Company" shall include any successor to the Company's business and/or assets which executes and delivers the assumption agreement described in this subsection (i) or which becomes bound by the terms of this Agreement by operation of law.


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


                (ii) Executive's Successors. The terms of this Agreement and all rights of Executive hereunder shall inure to the benefit of, and be enforceable by, Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

                (iii) No Other Assignment of Benefits. Except as provided in this Section 13(c), the rights of any person to payments or benefits under this Agreement shall not be made subject to option or assignment, either by voluntary or involuntary assignment or by operation of law, including (without limitation) bankruptcy, garnishment, attachment or other creditor's process, and any action in violation of this subsection (iii) shall be void.

            (d) Waiver. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by Executive and by an authorized officer of the Company (other than Executive). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

            (e) Entire Agreement. This Agreement shall supersede any and all prior agreements, representations or understandings (whether oral or written and whether express or implied) between the parties with respect to the subject matter hereof, including with all limitation the respective Executive Stock and Employment Agreements effective as of January 21, 1991, July 28, 1994, April 1, 1997 and February __, 1998 (and related Addendum dated August 24, 1998).

            (f) Severability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

            (g) Arbitration. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Stamford, Connecticut, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction. No party shall be entitled to seek or be awarded punitive damages. All attorneys' fees and costs shall be allocated or apportioned by the parties, and in the absence of any agreement or allocation or apportionment shall be awarded to the prevailing party. This Agreement shall be construed in accordance with and governed by the laws of the State of New York.

            (h) Employment Taxes. All payments made pursuant to this Agreement will be subject to withholding of applicable taxes.

            (i) Indemnification. In the event Executive is made, or threatened to be made, a party to any legal action or proceeding, whether civil or criminal, by reason of the fact that Executive is or was a director or officer of the Company or serves or served any other corporation fifty percent (50%) or more owned or controlled by the Company in any capacity at Company's request, Executive shall be indemnified by the Company, and the Company shall pay Executive's related expenses when and as incurred, all to the full extent permitted by law, pursuant to Executive's existing indemnification agreement with the Company in the form made available to all Executive and all other officers and directors.


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


            (j) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.


         IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.


                                 COMPANY

                                 GARTNER GROUP, INC.


                                 By: _________________________________________
                                     John F. Halligan, Chief Financial Officer


                                 EXECUTIVE

                                 MANUEL A. FERNANDEZ

                                 _____________________________________________


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